EXHIBIT 10.4

                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This Second Amendment to Purchase and Sale Agreement (the "Amended Agreement") is dated April 23, 2004 and is by and among EDWARD MIKE DAVIS, an unmarried man ("Davis"), EDWARD MIKE DAVIS, L.L.C., a privately-held limited liability company organized and existing under the laws of the State of Nevada ("Davis LLC") (collectively, Davis and Davis LLC are the "Seller"), and DELTA PETROLEUM CORPORATION, a publicly-held corporation organized and existing under the laws of the State of Colorado ("Buyer"). Seller and Buyer are referred to herein individually as a "Party" and collectively as the "Parties."

     This Second Amended Agreement amends that certain existing Purchase and Sale Agreement (the "Existing Agreement") dated effective as of the 1st day of August, 2003, as amended by that certain First Amendment to Purchase and Sale Agreement dated September 12, 2003, to add other areas of mutual interest and to modify certain other terms of the Existing Agreement. Capitalized terms utilized herein and not otherwise defined in this Amended Agreement shall have the meanings ascribed to them in the Existing Agreement.

     In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree that the Existing Agreement is hereby amended as follows:

(1)  ARTICLE 1 is amended mutatis mutandis in the following respects:

     (a) The North Tongue Interests (as described on Exhibit A to this Amended Agreement) ("Revised Exhibit A") are hereby added to the Existing Agreement and are to be sold by Seller and purchased by Buyer in accordance with the terms and conditions set forth in this Amended Agreement. The interests in the Colorado AMI originally conveyed pursuant to the Existing Agreement prior to this Amended Agreement shall be called herein the "South Tongue Interests."

     (b) The purchase and sale of the North Tongue Interests shall be effective as of April 1, 2004, at 12:01 a.m., Mountain Standard Time (herein called the "North Tongue Effective Time").

     (c) The purchase and sale of the North Tongue Interests pursuant to this Amended Agreement and receipt of the Purchase Price by Seller ("North Tongue Closing") shall be on or before 5:00 p.m. Mountain Daylight Savings Time, on April 23, 2004. At the North Tongue Closing, Buyer shall deliver to Seller one or more certificates representing an aggregate of 1,525,000 shares of Buyer's common stock as set forth in Section (2)(c) below ("North Tongue Closing Date"), unless a different date is agreed to in writing by both Parties and shall comply with the provisions hereof regarding the registration for re-sale of such stock

          (i) Buyer agrees that on or before the North Tongue Closing Date, it will provide Seller with a final draft of the registration statement (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "SEC") for review by Seller and its counsel. Buyer agrees that it will immediately cause the Registration Statement draft to be presented to its independent auditing firm for its review and that within one business day after Buyer receives the written consent of its independent auditing firm, it will cause the Registration Statement to be filed with the

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SEC under the Securities Act of 1933, as amended (the "Securities Act") all the Section 2(c) Shares (as hereinafter defined). With respect to the Registration Statement, the Buyer will:

                 1) file with the SEC the Registration Statement on the appropriate form with respect to the Section 2(c) Shares and use its reasonable efforts to cause the Registration Statement to become and remain effective as soon as reasonably practicable after the filing thereof (provided, that before filing the Registration Statement or prospectus or any amendments or supplements thereto, Buyer will furnish copies of all such documents proposed to be filed to Seller covered by such Registration Statement for review by Seller, its attorney(s), accountant(s) or other professionals retained by Seller).

                 2) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier of (1) such time as all of such Section 2(c) Shares covered by such Registration Statement have been sold (but not before the expiration of the applicable prospectus delivery period) or (2) 180 days after the effective date of such Registration Statement;

                 3) notify Seller promptly after Buyer causes the Registration Statement to be filed with the SEC;

                 4) furnish to Seller, such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including, without limitation, each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Section 2(c) Shares owned by Seller (it being understood that Buyer consents to the use of the prospectus and any amendment or supplement thereto by Seller);

                 5) register or qualify the Section 2(c) Shares under such other securities or blue-sky laws of such jurisdictions within the United States as Seller reasonably requests, to keep such registration or qualifications in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Seller to consummate the disposition in such jurisdictions of the Section 2(c) Shares owned by Seller;

                 6) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (including those set forth herein) that requires the making of any change in the prospectus included in such Registration Statement, so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of Seller, the Buyer will promptly prepare and furnish to Seller, a reasonable number of copies of a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 7) notify Seller promptly, and (if requested by Seller) confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to a Registration Statement or any post-effective amendment, when the same has

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become effective under the Securities Act and each applicable state law, (2)
of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations or warranties of Buyer or any subsidiary contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in any material respect, (5) of the receipt by the Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Section 2(c) Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) of the Buyer's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                 8) use its reasonable best efforts to immediately cause all such Section 2(c) Shares to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Buyer of the same class are then listed;

                 9) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance and scope) and take all such other action as Seller reasonably requests in order to expedite or facilitate the disposition of the Section 2(c) Shares;

                 10) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and applicable state securities authorities;

                 11) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of the Section 2(c) Shares included in such Registration Statement for sale in any jurisdiction, Buyer will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                 12) use its reasonable best efforts to cause the Section 2(c) Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Davis to consummate the disposition of the Section 2(c) Shares;

                 13) deliver such documents and corporate resolutions demonstrating the Section 2(c) Shares were duly authorized, validly issued, fully paid and non-assessable;

                 14) make available for inspection by Seller and any attorney, accountant or other professional retained by Seller (in this subsection collectively referred to as "inspectors"), all financial and other records, pertinent corporate documents and properties of the Buyer as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Buyer's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with such Registration Statement;

                 15) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Buyer) for all the Section 2(c) Shares covered by the Registration Statement from and after a date not later than the effective date of such registration; and

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                 16)  pay all expenses and costs in connection with the
Registration Statement that are incident to the performance by the Buyer of its obligation to register the Section 2(c) Shares under this Amended Agreement, including, without limitation: (i) all SEC and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing any Registration Statement, any Prospectus, and any amendments or supplements thereto; (iv) the fees and disbursements of counsel for the Buyer and of the independent public accountants of the Buyer; and (v) all expenses and costs for any and all opinions that Seller is required to obtain in connection with the sale of the Section 2(c) Shares. Buyer shall not, however, be obligated to pay the cost of Seller's counsel and Seller shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to any sale of the Section 2(c) Shares sold by Seller.

     (d) Upon the North Tongue Closing, except for interests transferred to Buyer under this Amended Agreement and the Existing Agreement, Seller shall have no restriction of any kind and shall retain and be entitled to all rights of ownership for all interests retained or otherwise acquired or owned by Seller and to deal with the same in any manner.

     (e) Buyer shall assume all risk of loss with respect to the Interests from and after the North Tongue Effective Time to the North Tongue Closing and thereafter should the North Tongue Closing occur. Seller shall retain all risk of loss with respect to the North Tongue Interests at all times should the North Tongue Closing not occur. However, it is understood and agreed that, should the North Tongue Closing not occur for any reason, the Existing Agreement shall remain in full force and effect according to its terms.

(10) ARTICLE 2 is amended mutatis mutandis in the following respects:

     (a) Seller acknowledges receipt of payment in full of the Initial Purchase Price for the South Tongue Interests by Buyer as set forth in the Existing Agreement. As of the date of this Amended Agreement, the Existing Agreement is in full force and effect and neither Party is in material breach of the Existing Agreement.

     (b) As the Initial Purchase Price paid at the North Tongue Closing for the North Tongue Interests, Buyer shall pay Seller ten dollars ($10.00) and other good and valuable consideration (including, without limitation, Buyer's obligations under this Amended Agreement), the receipt and sufficiency of which Buyer and Seller acknowledge.

     (c) Buyer shall deliver to Seller at the North Tongue Closing Date One Million Five Hundred Twenty-Five Thousand (1,525,000) Shares of Buyer's common stock, as described in Article 1, (c) hereof, (the "Section 2(c) Shares") as payment in full for Seller's agreement to decrease Seller's reversionary interest at payout in the South Tongue Interests which include all additional oil and gas leases purchased, but exclude any reduction for purchased production acquired in the South Tongue after the date of this Amended Agreement from fifty percent (37.5% NRI) to forty-two and one half percent (31.875% NRI) as set forth below in Amendments to Section 2.5 and relinquishment of any Bonus Prospect designation in the South Tongue area of the Colorado AMI. The decrease in Seller's South Tongue Interests does not include voting rights for all purposes as to said 7.5% (5.625% NRI) which voting rights are retained by Seller.

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     (d)  Section 2.5 is amended mutatis mutandis by adding the following :

                 (1) The Colorado AMI consists of two (2) separate areas designated as "North Tongue" and "South Tongue," as more completely described on Revised Exhibit A.

                 (2) North Tongue Bonus Prospects. With regard to the North Tongue area only, for any such prospect that is identified at any time after drilling, coring, testing and logging to contain in combination from the formations specified on Revised Exhibit A-2.5(2) attached hereto at least one million barrels of recoverable oil or six billion cubic feet of recoverable gas or a combination of oil or gas equal to or exceeding one million barrels of oil equivalent using a 6 MCF :1 Barrel gas-to-oil ratio, as determined by Malkewicz, Hueni Associates of Golden, Colorado, consulting engineers, or such other consulting engineers as Buyer and Seller may agree upon, then such acreage shall be designated by Buyer as a "Bonus Prospect."

                 Costs of the consulting engineers shall be borne by the Buyer.

                 Within seven (7) days of a Bonus Prospect designation, Buyer shall issue to Seller as additional purchase price, up to 190,000 shares of Buyer's common stock ("Additional Shares") (or such lesser amount such that the value of such stock based upon the average closing price of the stock for the immediately preceding 30-day period may equal but does not exceed $950,000.00) for each Bonus Prospect (a "Bonus"). In no event shall Buyer ever be obligated to pay Seller a Bonus for any portion of the Colorado AMI that is not deemed to be a Bonus Prospect. All provisions herein relating to Bonus Prospects apply only to the North Tongue area and in no event shall there be more than five (5) Bonus Prospects in the North Tongue area. Notwithstanding any language to the contrary, no Bonus or Additional Shares are payable for drillable prospects located on South Tongue regardless of potential or ultimate production. With respect to shares to be issued under this Section (2)(d)(3) of this Amended Agreement, Buyer hereby agrees that it shall comply with the procedures and timing requirements as set forth in
Article 1, (1) (c)(i) hereof with respect to the filing of additional registration statements covering each issuance of shares for each Bonus Prospect designation. In addition, Buyer shall deliver to Seller such documents and corporate resolutions demonstrating that any and all shares issued under this Section 2(d)(3) will be duly authorized, validly issued, fully paid and non-assessable.

                 (3) Annual Drilling. In the North Tongue AMI, after January 1, 2005, Seller may propose drilling under the Existing Agreement for the Colorado AMI. Within the Colorado AMI, as to each prospect discovery well, Buyer shall continuously develop each prospect discovery to the fullest extent allowed by the rules and regulations of the Colorado Oil and Gas Conservation Commission. In addition, as soon as a prospect discovery well is drilled, Buyer shall take all actions necessary to obtain permission from the Colorado Oil and Gas Conservation Commission to achieve the spacing for the productive formation of one (1) well per twenty (20) acres, whether by increased well density, unitization or otherwise and shall drill a minimum of two (2) wells in every forty acre tract within each prospect containing a prospect discovery well. In the event Buyer is unsuccessful in obtaining permission from the Colorado Oil and Gas Conservation Commission to achieve the spacing of one (1) well per twenty (20) acres, or two (2) wells in every forty (40) acre tract, then Seller may attempt to secure such permission from the Colorado Oil and Gas Conservation Commission to achieve the spacing of one (1) well per twenty

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(20) acres, to drill a minimum of two (2) wells in every forty acre tract.
Provided that Buyer has acted and continues to act in good faith and has not taken and does not take any action, directly or indirectly, to interfere with its or Seller's attempts to reduce spacing and provides all necessary assistance (execution of applications, etc.) to Seller, after one (1) year, if Seller fails to achieve the reduced spacing, the then existing spacing or any approved lesser spacing shall be deemed the final spacing for each such prospect.

                      (a) Seismic Obligation. Buyer shall acquire 3D seismic surveys pursuant to two Seismic Earning Agreements to be entered into by Buyer and a third party to be designated by Seller at Seller's sole discretion no later than April 30, 2004 (collectively, " Seismic Agreement") and within six
(6) months, unless another date is accepted in an express writing by Seller, after the Effective Time shall acquire and complete processing and interpretation of 3D seismic surveys on the lands set forth on Revised Exhibit A -2.5(4) attached hereto which include but are not limited to the lands subject to the Seismic Agreement.

                 Buyer shall fulfill all material obligations under the Seismic Agreement. Buyer shall bear all related costs of seismic, permitting, acquisition and interpretation invoiced after the Effective Time. A termination of the Seismic Agreement caused by a default by Buyer under the Seismic Agreement shall cause Buyer to reassign all lease acreage in the North Tongue not held by production to Seller at time of such termination. Buyer shall deliver to Seller: all digital media from the processor of all 3D Seismic surveys immediately upon availability, all Buyer's interpretations as they are made and when requested by Seller, both digitally and no less than four (4) hard copies of all interpretations (collectively the "Seismic Data") with full license to Seller to use all such Seismic Data.

                      (b) Field Obligations. Seller has applied for a drilling permit and as soon as the permit is approved and a drilling rig is available, Seller shall drill a well (the " Obligation Well") at the location and in the field specified on Revised Exhibit 2.5(4)(b)(1) attached hereto (the "Field"). Seller shall be the named operator of the first well in the Field until it is producing, at which time all operations for that well shall be transferred to Buyer. Any and all wells that are subsequently drilled in the Field will be drilled with the Buyer as the operator. All necessary costs for the Obligation Well shall be invoiced directly to Buyer and Buyer shall be obligated to timely pay all such costs, Buyer shall sign all drilling contracts, secure all such product or services needed to drill and complete, or plug and abandon the well including all of the equipment set forth on Revised Exhibit 2.5(4)(b)(2) attached hereto. If Buyer does not secure all such product or services within fifteen (15) days after execution of this Amended Agreement, then Seller shall have the right, but not the obligation or liability, to secure such product or services at Buyer's expense, which costs shall be invoiced directly to Buyer. Any and all failures of title shall be taken from and reduce Seller's ownership interest in the affected property and not Buyer's. In addition, upon Closing of this Amended Agreement, Buyer shall install at its sole cost and expense all compressors and gas plants necessary to market production from two wells located in the Field which are currently shut in ("Shut-In Wells"). After the compressors and gas plants are installed and the Shut-In Wells are brought back on production, ownership of the Shut-In Wells shall be shared between Buyer (50%) and Seller (50%) and all costs attributable to the period of time after the compressors and gas plants are installed and the Shut-In Wells are brought back on production shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller.

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                      (b)  Contingent Seismic Obligation.  In the event the
Obligation Well is completed as a well capable of producing in paying quantities of at least 10 barrels a day of oil or 60 MCF of gas per day, or a combination thereof using a 6 MCF : 1 barrel gas to oil ratio, Buyer shall acquire a 3D seismic survey on the lands specified on Revised Exhibit A-2.5(4)(c) attached hereto.

                 Buyer shall acquire the 3D seismic survey of the Field lands described above and shall complete processing of the seismic survey as soon as possible after completion of the Obligation Well, subject to the availability of a Seismic crew at competitive rates. Buyer shall deliver to Seller: all digital media from the processor of all 3D Seismic surveys immediately upon availability, all Buyers interpretations as they are made and when requested by Seller, both digitally and no less than four (4) hard copies of all interpretations (collectively the "Seismic Data") with a non-exclusive license to Seller to use all such Seismic Data.

                      (c) Additional Obligation Wells. In addition to paying for the Obligation Well, Buyer shall also drill two (2) wells at locations selected by Buyer and Seller after review of the seismic surveys on any two
(2) of the four areas described in Section 2.2(a) above ("Additional Obligation Wells"). Both Additional Obligation Wells shall be drilled prior to the end of 2004. Buyer shall own one hundred percent (100%) of the working interest in the Otis Gas Field Obligation Well and both Additional Obligation Wells and in any other wells drilled by Buyer in the North Tongue AMI, subject to Seller's retention of an overriding royalty interest equal to the difference between existing leasehold burdens and twenty-five percent (25%), if any. Seller also retains a proportionate fifty percent (50%) working interest, based upon a seventy-five percent (75%) net revenue interest, at Payout (as defined below) of each well, calculated on a well-by-well basis.

                      (d)  Remedies.     As to the North Tongue only, if Buyer
fails but for reasons of acts of God, availability of drilling rigs and/or is delayed by governmental action to timely acquire the seismic surveys in this Amended Agreement, fails to timely pay the costs of the Otis Gas Field Obligation Well, or fails to drill the Additional Obligation Wells, then Buyer shall reassign to Seller all lease acreage in the North Tongue which is not held by Production at the time of default. Buyer shall have no other liability to Seller or any other party for failure to fulfill such obligations under this Agreement.

                 (4) Reversion at Payout. After written notice from Buyer, Buyer shall obtain from Seller a notarized writing as to Seller's election as to Seller's option to receive a proportionate forty-two and a half percent (42.5%) after payout working interest in each well on the South Tongue Interests and a proportionate fifty percent (50%) after payout working interest in each well on the North Tongue Interests. Payout (as defined on Revised Exhibit A-2(4) attached hereto) shall be calculated on a well-by-well basis.

                 (5) South Tongue Leasing. The Seller's right to acquire leases within the South Tongue shall be amended as of the Closing Date of this Amended Agreement to limit the acquisition of acreage as set forth on Revised Exhibit A-2.5(5) attached hereto (the "Acreage Limitation"). The Acreage Limitation shall be deemed to have started on April 1, 2004. Buyer shall keep accurate land maps and advise Seller when leasing of the acreage permitted under the Acreage Limitation is complete. If Seller's acquisition exceeds the Acreage Limitation because of a failure of Buyer to advise Seller that the

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Acreage Limitation has been met, there shall be no liability to Seller, however Seller shall receive their interest as set forth in the Existing Agreement.

                 (6) Trailblazer Leasing. As to the Trailblazer AMI, Seller relinquishes all rights and obligations to acquire additional lands for lease for the account of Seller and Buyer, at and upon the closing date of the Amended Agreement, reserving to Seller the right to buy such lease acreage for Seller's own account. Buyer shall not be obligated to pay for the acreage of any leasehold in the Trailblazer AMI acquired by Seller after the date of this Amended Agreement.

                 (7) Drilling. With respect to all lands covered by this Amended Agreement, including all lands within the Colorado AMI, all portions of the Existing Agreement, including but not limited to Section 2.5(c)(v),
(vi) and (vii), apply to the Colorado AMI. When Buyer uses Seller's drilling rigs and/or workover rigs or drilling rigs and/or workover rigs provided by Seller, Buyer shall sign a drilling contract with Seller or drilling contractor obtained by Seller for drilling of wells at competitive rates in the area for each well being drilled and utilizing the same form of contract as used for Big Dog Drilling Company.

     Except as set forth in this Amended Agreement, all terms and conditions of the Existing Agreement remain in full force and effect and have not been modified, altered or amended, nor is either Party in material default of the Existing Agreement as of the date hereof.

     In the event that there is any conflict between this Amended Agreement and any other agreement between Buyer and Seller that pertains to this Amended Agreement, the terms and conditions of this Amended Agreement shall prevail.

     All of the Exhibits to this Amended Agreement are incorporated herein and are hereby made a part of this Amended Agreement.

     All signatures sent by facsimile shall be deemed to be the same as original signatures.

     This Amended Agreement was executed as of the date set forth above.
SELLER:

                            EDWARD MIKE DAVIS, L.L.C.


                            By: /s/ Edward Mike Davis
                                Edward Mike Davis, Manager

                            EDWARD MIKE DAVIS, an unmarried man

                            /s/ Edward Mike Davis

                            BUYER:

                            DELTA PETROLEUM CORPORATION

                            By: /s/ Roger A. Parker
                                Roger A. Parker, President and Chief
                                Executive Officer

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